Exhibit (j) under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K

CONSENT OF INDEPENDENT AUDITORS

Old Westbury Funds, Inc.:

We consent to the use in Post-Effective Amendment No. 13 to Registration Statement No. 33-66528 of our report dated December 18, 1998, appearing in the Annual Report to Shareholders for the year ended October 31, 1998, incorporated by reference in the Statement of Additional Information, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
February 19, 1999